Exhibit 5.1

Quarles & Brady LLP

411 East Wisconsin Avenue

Milwaukee, WI 53202-4497

Phone: (414) 277-5000

Fax: (414) 271-3552

www.quarles.com

January 28, 2014

Rexnord Corporation

4701 West Greenfield Avenue

Milwaukee, Wisconsin 53214

Ladies and Gentlemen:

We are providing this opinion as counsel to Rexnord Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance by the Company from time to time of an indeterminate amount of the following securities (collectively, the “Securities”): (i) shares of its common stock, par value $.01 per share (the “Common Stock”); (ii) shares of its preferred stock, par value $.01 per share (the “Preferred Stock”); (iii) warrants to purchase Common Stock, Preferred Stock or any combination thereof (the “Warrants”); (iv) rights to purchase Common Stock, Preferred Stock or any combination thereof (the “Rights”); and (v) units consisting of any combination of two or more of Common Stock, Preferred Stock, Warrants or Rights (the “Units”). The Securities may be issued and sold by the Company from time to time as set forth in the Registration Statement and the Prospectus, and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

Certain terms of the Securities to be issued and sold by the Company from time to time will be established by appropriate action taken by the Board of Directors of the Company or an authorized committee thereof (the “Board”) or an individual (or individuals) that has (or have) been authorized by the Board to take such action as part of the corporate action taken or to be taken relating to the issuance of those Securities.

We have examined: (i) the Registration Statement; (ii) the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws; (iii) the corporate proceedings of the Company to authorize the filing of the Registration Statement; and (iv) such other documents and records and matters of law as we have deemed necessary or appropriate for purposes of this opinion. We have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons. In rendering this opinion, we have relied as to certain factual matters on certificates of officers of the Company and of state officials.

In our examination, we assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will become effective and will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws; (iv) a definitive purchase, underwriting, warrant, rights, unit or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (vi) with respect to shares of Common Stock and Preferred Stock offered, there will be sufficient shares of Common Stock and Preferred Stock authorized under the Company’s Amended and Restated Certificate of Incorporation, and not otherwise reserved for issuance, at the time of issuance.

Rexnord Corporation

January 28, 2014

Based on the foregoing, we are of the opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2. When the terms of the issuance and sale of the shares of Common Stock by the Company have been duly authorized and approved by the Board, and any other necessary corporate action on the part of the Company has been taken in connection therewith, and such shares of Common Stock have been issued and delivered against consideration therefor in an amount not less than the par value thereof, and in accordance with the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

3. When the terms of the issuance and sale of the shares of Preferred Stock by the Company have been duly authorized and approved by the Board, including the approval and establishment of the terms of the particular series and the filing of the Certificate of Designation setting forth the terms of the particular series with the State of Delaware, and any other necessary corporate action on the part of the Company has been taken in connection therewith, and such shares of Preferred Stock have been issued and delivered against consideration therefor in an amount not less than the par value thereof, and in accordance with the Registration Statement and/or the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

4. The Warrants, assuming the due authorization and approval thereof by the Board, the completion of corporate proceedings with respect thereto, the consistency of the terms thereof with the description of the Warrants contained in the Registration Statement and any applicable Prospectus Supplement and the due authorization of any Securities underlying the Warrants, when duly executed, delivered and countersigned in accordance with the applicable warrant agreement, and when payment therefor is received, will be validly issued and legally binding obligations of the Company, and entitled to the benefits provided by the applicable warrant agreement.

5. The Rights, assuming the due authorization and approval thereof by the Board, the completion of corporate proceedings with respect thereto, the consistency of the terms thereof with the description of the Rights contained in the Registration Statement and any applicable Prospectus Supplement and the due authorization of any Securities underlying the Rights, when duly executed, issued and delivered and countersigned in accordance with the applicable rights agreement, and when payment therefor is received, will be validly issued and legally binding obligations of the Company, and entitled to the benefits provided by the applicable rights agreement.

6. The Units, assuming the due authorization and approval thereof by the Board, the completion of corporate proceedings with respect thereto, the consistency of the terms thereof with the description of the Units contained in the Registration Statement and any applicable Prospectus Supplement and the due authorization of any Securities underlying the Units, when duly executed, issued and delivered and countersigned in accordance with the applicable unit agreement, and when payment therefor is received, will be validly issued and legally binding obligations of the Company (to the extent the Units represent a separate obligation of the Company), and entitled to the benefits provided by the applicable unit agreement.

The opinions expressed herein are subject to the qualification that the enforceability of any contract or agreement or of any security or other instrument issued thereunder may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

This opinion is limited to the laws of the State of Wisconsin and the Delaware General Corporation Law, and we express no opinion herein as to the effect of any other laws.

Rexnord Corporation

January 28, 2014

We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus that is part of the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Quarles & Brady LLP

QUARLES & BRADY LLP